UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 23, 2007

China Industrial Waste Management, Inc.

(Exact name of registrant as specified in its charter)

Nevada                   002-95836-NY   13-3250816

(State or other jurisdiction of    (Commission File Number)      (IRS Employer

        incorporation)                                 Identification No.)

China Industrial Waste Management Inc.

c/o Dalian Dong Tai Industrial Waste Treatment Co., Ltd

No. 1 Huaihe West Road

E-T-D-Zone, Dalian, China 116600

                              (Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code: 011-86-411-8762-2850

N/A

(Former Name and Address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 23, 2007 the Company received a comment letter from the Office of the Chief Accountant of the Division of Corporation Finance of the Securities and Exchange Commission with regard to certain accounting disclosures in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and the Company’s Quarterly Report on Form 10-QSB (the “Comment Letter”).

 In the course of discussing certain of the comments set forth in the Comment Letter with the Company’s auditors, the Company’s accounting staff determined that the Company’s financial statements as of December 31, 2005 and December 31, 2006 and for the years then ended and as of March 31, 2007 and for the quarter then ended (the “Financial Statements”) did not properly account for asset retirement obligations in accordance with United States generally accepted accounting principles because accrual and disclosure of landfill post-closure obligations were not reflected in those financial statements.

In August 2007 the Company’s Board of Directors was informed of such errors and discussed with employees of the Company’s auditors whether the Financial Statements could any longer be relied upon and if not, what action should be taken to correct the errors contained therein. On August 23, 2007 the Board of Directors determined that The Financial Statements could no longer be relied upon and that the Company should as promptly as practicable restate all of such Financial Statements to correct the errors noted above and file amendments to the Company’s periodic reports filed with the Securities and Exchange Commission which contained such Financial Statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Dong Jinqing

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Name:  Dong Jinqing

Title:    Chief Executive Officer

Date: August 24, 2007